UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2011

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on August 5, 2011, Terex Corporation (“Terex” or the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement, with the lenders party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent and collateral agent (the “Amended and Restated Credit Agreement”).

The Company and certain of its subsidiaries were required to take certain actions to secure borrowings under the Amended and Restated Credit Agreement prior to funding thereunder. As a result, Terex and certain of its domestic subsidiaries entered into a Guarantee and Collateral Agreement with Credit Suisse AG, as collateral agent for the Lenders, dated as of August 11, 2011 (the “Guarantee and Collateral Agreement”), granting security and guarantees to the Lenders for amounts borrowed under the Amended and Restated Credit Agreement. Pursuant to the Guarantee and Collateral Agreement, Terex is required to (a) pledge as collateral the capital stock of the Company's material domestic subsidiaries and 65% of the capital stock of certain of the Company's material foreign subsidiaries, and (b) provide a first priority security interest in, and mortgages on, substantially all of the Company's domestic assets.

Credit Suisse AG, or its affiliates, and the Lenders are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Guarantee and Collateral Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

On August 11, 2011, in connection with the Lenders' funding under the Amended and Restated Credit Agreement and the Company's entry into the Guarantee and Collateral Agreement, the Company terminated (i) its existing credit agreement, dated as of July 14, 2006, as amended (the “Old Credit Agreement”), among Terex, certain of its subsidiaries, the lenders thereunder and Credit Suisse AG, as administrative agent and collateral agent, (ii) its existing amended and restated guarantee and collateral agreement, dated as of July 14, 2009, among Terex, certain of its subsidiaries, and Credit Suisse AG, as collateral agent (the “Old Guarantee Agreement”), and (iii) agreements and documents related to (i) and (ii).

Under the Old Credit Agreement, the Company maintained a revolving credit facility of up to $550 million that was available through July 2012. The Old Credit Agreement also included provisions for an additional $163.5 million of term borrowing by the Company. Terex and certain of its domestic subsidiaries provided security and guarantees to the lenders under the Old Guarantee Agreement.

Certain lenders, or their affiliates, under the Old Credit Agreement are party to other agreements with the Company and its subsidiaries, including the Amended and Restated Credit Agreement and the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1    Guarantee and Collateral Agreement dated as of August 11, 2011, among Terex Corporation, certain of its subsidiaries, and Credit Suisse AG, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel